Filed Pursuant to Rule 424(b)(5)
Registration No.333-295142
PROSPECTUS SUPPLEMENT
(to prospectus dated April 27, 2026)

Up to $200,000,000
SHARES OF COMMON STOCK, PAR VALUE $0.00001 PER SHARE

On May 1, 2026, we entered into a Sales Agreement (the “Sales Agreement”), with R.F. Lafferty & Co., Inc., (“R.F. Lafferty”) under which we may offer and sell from time to time shares of our common stock, par value $0.00001 per share, or common stock. In accordance with the Sales Agreement, pursuant to this prospectus supplement, we may offer and sell shares of our common stock having an aggregate initial offering price of up to $200,000,000 from time to time through R.F. Lafferty, acting as our sales agent or as principal. The shares of common stock offered hereunder are among the securities described in the prospectus included in the registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2026. This prospectus supplement should be read in conjunction with that accompanying prospectus and the contents of that accompanying prospectus are incorporated by reference into this prospectus supplement.
Our common stock is traded on the Nasdaq Capital Market under the symbol “DFDV”. On April 30, 2026, the closing price of our common stock was $4.39 per share.
Under the Sales Agreement, sales, if any, will be made pursuant to sales notices delivered by us to R.F. Lafferty, which will specify, among other things, the number of shares to be sold, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and the minimum price per share of our common stock to be offered, having an aggregate offering price of up to $200,000,000. Subject to the terms and conditions of the Sales Agreement, R.F. Lafferty is not obligated to sell any specific number or dollar amount of our common stock and will act as a sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on terms mutually agreed upon between us and R.F. Lafferty. Settlement of any sales of common stock will generally occur on the first trading day following the date on which such sales are made, unless otherwise agreed. On the settlement date, we will deliver the shares sold through the facilities of The Depository Trust Company against payment of the net proceeds to us, after the deduction of the applicable commission fee. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of our common stock, R.F. Lafferty may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the compensation to R.F. Lafferty may be deemed to be underwriting commissions or discounts. Sales of shares of our common stock, if any, under this prospectus supplement may be made by any method permitted by law deemed to be an “at the market offering”, as defined in Rule 415(a)(4) under the Securities Act, including by means of ordinary brokers’ transactions, to or through a market maker, on or through the Nasdaq Capital Market, in privately negotiated transactions (including block transactions), or through a combination of any such methods of sale. We will pay R.F. Lafferty a commission of up to 0.75% of the gross proceeds from the sale of shares of our common stock under the Sales Agreement, or as otherwise agreed between us and R.F. Lafferty from time to time. We have also agreed to reimburse R.F. Lafferty for certain expenses under the Sales Agreement, and we have agreed to indemnify them against certain liabilities, including liabilities under the Securities Act, or the Securities Exchange Act of 1934, as amended (“the Exchange Act”). See the section titled “Plan of Distribution” on page S-11 for additional information.
Investing in our Securities involves a number of significant risks. Before making an investment decision, please carefully read “Risk Factors” beginning on page S-7 of this prospectus supplement and “Risk Factors” in the accompanying prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

R.F. Lafferty & Co., Inc.
The date of this prospectus supplement is May 1, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

Unless otherwise stated or the context otherwise requires, references to “DeFi”, “Company”, “we”, “us”, “our”, or similar references mean DeFi Development Corp., together with its subsidiaries.

Trademarks
Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks and tradenames included in this prospectus supplement, or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ tradenames or trademarks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a shelf registration statement on Form S-3 (File No. 333-295142) that we have filed with the SEC on April 17, 2026 and was declared effective by the SEC on April 27, 2026, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $200,000,000 from time to time under the prospectus supplement and accompanying base prospectus at prices and on terms to be determined by market conditions at the time of the offering.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not, and R.F. Lafferty has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and R.F. Lafferty is not, making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.
Furthermore, you should not consider this prospectus supplement and the accompanying base prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. You should not assume that the information contained in this prospectus supplement and the accompanying base prospectus or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us that we may authorize for use in connection with this offering, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying base prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections titled “Risk Factors,” “Risk Factors Related to This Offering,” and “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC.
THE COMPANY
DeFi Development Corp. is a publicly traded company focused on building and managing a digital asset treasury strategy centered on the Solana blockchain ecosystem. We also provide an artificial intelligence (“AI”) platform that connects commercial mortgage and small business borrowers looking for debt to refinance, build, or buy commercial property, including apartment buildings, to commercial property lenders.
Our primary business strategy focuses on the acquisition, long-term holding, and active management of Solana ("SOL") and SOL-related digital assets. Our treasury strategy includes accumulating SOL, locked SOL, liquid staking tokens such as dfdvSOL, and other SOL-denominated or SOL-native positions, and actively supporting the Solana ecosystem. We also operate and manage Solana validators and delegate our digital asset holdings with external validators, enabling us to participate directly in the Solana proof-of-stake consensus mechanism and generate staking rewards.
We consider these our two operating segments: Digital Asset Treasury and Real Estate Platform.
•Digital Asset Treasury: focuses on executing and managing our treasury strategy. Also includes our owned and managed SOL validators. This segment continuously evaluates capital market conditions, the broader cryptoeconomy, and macroeconomic factors in determining the timing and structure of financing transactions used to support the digital asset treasury strategy. The primary objective is to expand exposure to the Solana ecosystem over the long term.
•Real Estate Platform: operates our commercial real estate technology platform, which provides data, software subscriptions, and value-added services connecting commercial property borrowers and lenders, including banks, credit unions, real estate investment trusts (“REITs”), debt funds, and other institutional capital providers.
For a complete description of our business, segments, financial condition, results of operations and other important information regarding us, please refer to our filings with the SEC that are incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2025. For instructions on how to find copies of these documents, see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
RECENT DEVELOPMENTS
Wind Down
On March 31, 2026, our Board of Directors approved the wind down of the legacy Janover Capital Markets and Janover Insurance businesses, substantially all of the operations of our Real Estate Platform segment. The wind down reflects our strategic decision to reallocate capital and management resources toward our digital asset treasury strategy and related initiatives, focusing on SOL and the Solana ecosystem. We expect that substantially all operations of the Real Estate Platform segment will cease by the end of the second quarter 2026.
CORPORATE INFORMATION
We were originally formed as Janover Ventures LLC, a Florida limited liability company, on November 28, 2018, and converted to Janover Inc., a Delaware corporation, on March 9, 2021. We are headquartered at 6401 Congress Avenue, Suite 250, Boca Raton, Florida 33487. The Company’s website is https://defidevcorp.com and our telephone number is (561) 559-4111. Effective April 17, 2025, the Company changed its name from “Janover Inc.” to “DeFi Development Corp.” and the ticker symbol for the Company’s common stock changed to “DFDV” on the Nasdaq Capital Market.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
We are an “emerging growth company” as defined in the U.S. federal securities laws. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.
These exemptions include:
•being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
•not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•reduced disclosure obligations regarding executive compensation; and
•not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.
IMPLICATIONS OF BEING A SMALLER REPORTING COMPANY
We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus supplement is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Securities Offered:	Shares of our common stock, $0.00001 par value, having an aggregate initial offering price of up to $200,000,000.

Number of Shares Outstanding Prior to this Offering (1):	29,497,394

Number of Shares Outstanding After this Offering (2):	75,055,480

Plan of Distribution:
The shares are being offered for sale in an “at the market offering,” as defined in Rule 415(a)(4) promulgated under the Securities Act, in transactions that may be made from time to time through R.F. Lafferty. See the section titled “Plan of Distribution” of this prospectus supplement.

Use of Proceeds:
As of the date of this prospectus supplement, we intend to use the net proceeds from this offering for working capital purposes, acquiring SOL and strategic initiatives. See the section titled “Use of Proceeds” of this prospectus supplement.

Solana is a highly volatile asset that has traded below approximately $68 per Solana and above approximately $253 per Solana in the 12 months preceding the date of this prospectus supplement. In addition, Solana does not pay interest or other returns and so the ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of Solana following our purchases of Solana with the net proceeds from this offering. Future fluctuations in Solana trading prices may result in our converting Solana purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.

Risk Factors:	Investing in our common stock involves a high degree of risk. Before making any investment decision regarding our common stock, you should read and carefully consider the “Cautionary Note Regarding Forward-Looking Statements” of this prospectus supplement and the risks described in the section titled “Risk Factors” of this prospectus supplement and any accompanying prospectus, as well as those in our most recent Annual Report on Form 10-K filed with the SEC, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement.

The Nasdaq Stock Market Trading Symbol:	“DFDV”

Transfer Agent and Registrar:	The transfer agent and registrar for our common stock is Colonial Stock Transfer Company Inc.

(1) The number of shares outstanding prior to this offering is based on the number of shares of our common stock issued and outstanding as of March 31, 2026 which excluded:
•4,357,569 shares of common stock issuable upon exercise of stock options outstanding as of March 31, 2026;
•683,766 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2026;
•112,734 shares of common stock available as of March 31, 2026 for future issuance under our 2023 Equity Incentive Plan;
•399,464 shares of common stock available as of March 31, 2026 for future issuance under our Employee Stock Purchase Plan, which was approved by shareholders on December 18, 2025;
•1,177,558 shares of common stock issuable upon the conversion of the convertible notes issued to PIPE investors under the April 2025 Securities Purchase Agreement;
•4,483,614 shares of common stock issuable upon the exercise of the warrants issued to PIPE investors under the April 2025 Securities Purchase Agreement;
•up to 5,300,453 shares of common stock potentially issuable upon the conversion of our 5.5% Convertible Senior Notes due 2030 (subject to customary anti-dilution adjustment provisions);
•up to 860,184 shares of common stock potentially issuable upon the exercise of the prefunded warrants issued to PIPE investors under the Subscription Agreements entered into on August 24, 2025;
•up to approximately 3,896,402 shares of common stock potentially issuable upon the exercise of the warrants which were distributed to the Company’s common stockholders and noteholders on October 27, 2025; and
•up to 34,729,877 shares of common stock issuable under the ELOC Agreement.

(2) Assumes sales of 45,558,086 shares of our common stock in the total aggregate amount of up to $200,000,000 at a price of $4.39 per share (the reported closing sales price of shares of our common stock on the Nasdaq Capital Market on April 30, 2026). The actual number of shares issued and sold, if any, will vary depending on the actual price at which the shares may be sold from time to time in this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein contain “forward-looking statements” and “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that involve expectations, plans and intentions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements include but are not limited to words such as "may," "will," "would," "should," "could," "expect," "anticipate," "believe," "estimate," "might," "intend," "continue," "strategy," "future," "opportunity," "plan," "predict," "project," "target," "potential", "forecast," and other similar expressions; however, forward-looking statements may be made without such terminology.
Any of these factors could cause our actual results to differ materially from those expressed or implied by our forward-looking statements, which could adversely affect our businesses, results of operations or financial condition. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. The following are some, but not all, of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:
•our strategic decision to concentrate on acquiring, holding and managing SOL holdings, which is tied to the price of SOL; and any decrease in the fair value of our digital assets below our carrying value could require us to incur material losses;
•fluctuations in the price of digital assets may significantly influence the market price of our common stock, particularly if investors view the value of our common stock as dependent upon or linked to the value of our digital asset holdings;
•weak crypto economic conditions may have a negative impact on our business;
•increase in new entrants into the digital asset treasury landscape;
•strategic initiatives involve inherent risks, and we may not realize the anticipated financial or strategic objectives we expect;
•adverse outcomes in litigation or government investigations, including those related to the evolving regulatory framework for digital assets, could result in significant costs, penalties, or restrictions and may require us to adopt burdensome operating requirements;
•we could be negatively impacted by a security breach, through cyber-attacks, including insider threats or otherwise, or other significant disruption of our custodians’ information technology networks and related systems;
•our digital asset holdings are less liquid than cash and cash equivalents and may not serve as a source of liquidity to the same extent, particularly during times of market instability;
•we are subject to credit risk of custodians, who do not offer the same protections as FDIC-insured banks or SIPC-covered broker-dealers, and custodian insolvency or withdrawal freezes could adversely impact our ability to access our digital assets;
•regulatory developments related to digital assets and digital asset markets in the United States or foreign countries could adversely affect our business, financial condition, and results of operations;
•our SOL treasury strategy could create complications with external service providers, such as insurance companies, banking entities, and auditors, which could have a materially adverse impact on our business;
•regulatory change reclassifying SOL as a security could lead to our falling within the definition of "investment company" under the Investment Company Act of 1940, subjecting us to significant additional regulatory requirements;
•we are not subject to legal and regulatory obligations that apply to investment companies or investment advisers, meaning our Treasury Reserve Policy and SOL strategy are not subject to the extensive legal and regulatory requirements that apply to such entities;
•SOL faces unique technical, governance, and concentration risks, including historical network outages and validator coordination failures, that could materially affect its long-term viability;
•Solana validators are relatively small in number, which may lead to coordinated censorship and centralization risks;

•our Solana validator reward yield is expected to decline over time based on Solana's declining inflation model;
•our SOL treasury strategy is dependent on the Solana Foundation and core development team, and the departure of key individuals could significantly affect the health of the Solana Network;
•SOL is subject to technological obsolescence, including competition from emerging blockchain and artificial intelligence protocols;
•we may engage in leveraged digital asset financing strategies that increase our exposure to smart-contract, operational, and counterparty risks, and we may be subject to margin calls or forced liquidation in volatile market conditions;
•changes in regulation or policy could adversely affect the tax treatment of rewards from staking SOL, subjecting us to additional tax liabilities; and
•our Series A preferred stockholders, consisting of Mr. Joseph Onorati, our Chief Executive Officer and Chairman, Mr. Parker White, our Chief Operating Officer and Chief Investment Officer and Mr. Fei (John) Han, our Chief Financial Officer, have considerable influence and substantial voting rights over potentially material transactions.
These forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. We believe that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct, and such forward-looking statements included in, or incorporated by reference into this prospectus supplement should not be unduly relied upon. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
Accordingly, you should read this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement are only as of the date of this prospectus supplement and the forward-looking statements incorporated by reference in this prospectus supplement are only as of their date and, unless otherwise required by applicable securities laws, we do not undertake any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
This prospectus supplement and accompanying prospectus includes certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risk and uncertainties described under the title “Risk Factors,” “Risk Factors Related to This Offering,” and “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC.
RISKS RELATED TO THIS OFFERING
Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.
Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from the sales of shares of our common stock offered by this prospectus supplement primarily, if any, for working capital purposes, acquiring SOL and strategic initiatives. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our common stock. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our common stock to decline.
Future issuances of common stock and securities convertible into or exercisable for common stock could significantly dilute existing stockholders and subordinate the interests of our common stockholders.
We have a significant number of shares of common stock outstanding and a substantial number of additional shares of common stock that may be issued in the future upon the exercise, vesting or conversion of outstanding equity awards and other securities. As of March 31, 2026, we had 29,497,394 shares of common stock issued and outstanding. This amount excludes a substantial number of shares of common stock that may become issuable upon the exercise or conversion of outstanding stock options, restricted stock units, convertible notes, warrants, prefunded warrants and shares available for future issuance under our equity incentive plans, as well as shares that may be issued under our equity line of credit arrangement.
We may issue additional shares of common stock or securities convertible into or exercisable for common stock in the future in connection with financings, acquisitions, strategic transactions, or other corporate purposes, including pursuant to at-the-market offerings or other capital raising activities. Any such issuances would dilute the ownership interests of existing stockholders and could adversely affect the market price of our common stock. In addition, the perception that we may issue additional equity securities could also depress the market price of our common stock.

Furthermore, our capital structure includes indebtedness and preferred equity that rank senior to our common stock. As of March 31, 2026, we had approximately $217.0 million in aggregate principal amount of consolidated indebtedness outstanding and 10,000 shares of Series A Preferred Stock outstanding, which ranks on parity with certain other preferred securities. Any future issuance of preferred stock or other equity securities with rights senior to our common stock, including liquidation preferences or dividend rights, would further subordinate the rights of holders of our common stock.

In the event of our liquidation, dissolution or winding up, whether voluntarily or involuntarily, our creditors, including holders of our indebtedness, would be entitled to payment in full before any distribution is made to our equity holders, and any holders of preferred stock or other senior equity would be entitled to their liquidation preferences before any distribution is made to holders of our common stock. As a result, holders of our common stock may receive little or no recovery in such circumstances.
In addition, because our subsidiaries have their own liabilities and may have preferred equity or other obligations, their creditors and equity holders will have claims on their assets that are senior to our interests as an equity holder. Accordingly, we may not receive sufficient distributions from our subsidiaries to satisfy our obligations or to make distributions to our stockholders.
We do not expect to pay dividends on our common stock for the foreseeable future.
We have not declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain any available funds and future earnings, if any, to fund our operations, pursue growth initiatives, satisfy obligations under our outstanding preferred stock, and for other general corporate purposes.
In addition, we may issue preferred stock which may restrict our ability to declare or pay dividends on our common stock unless and until all accrued and unpaid dividends on such preferred stock have been paid in full, subject to limited exceptions.
Accordingly, holders of our common stock must rely on increases in the market price of our common stock, if any, for any return on their investment, as capital appreciation will be their sole source of potential gain for the foreseeable future.
Our financial results and the market price of our common stock may be affected by the prices of digital assets that we hold.
As part of our capital allocation strategy for assets that are not required to provide working capital for our ongoing operations, we have invested and will continue to invest in SOL and other digital assets. The price of digital assets has historically been subject to dramatic price fluctuations and is highly volatile. Moreover, digital assets, such as SOL, are relatively novel and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of digital assets.
Any decrease in the fair value of digital assets below our carrying value for such assets currently would currently require us to incur a loss due to the decrease in fair market value, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our common stock. In addition, the application of generally accepted accounting principles in the United States, with respect to digital assets, may change in the future and could have a material adverse effect on our financial results and the market price of our common stock.
In addition, if investors view the value of our common stock as dependent upon or linked to the value or change in the value of our digital asset holdings, the price of digital assets may significantly influence the market price of our common stock.
The shares of our common stock offered pursuant to this prospectus supplement and the accompanying base prospectus may be made in sales deemed to be an “at the market offering,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares of our common stock under this prospectus supplement and the accompanying base prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.
If you purchase shares of common stock in this offering, you may suffer immediate and substantial dilution in the book value of your investment.
The shares sold in this offering, if any, will be sold from time to time at various prices; however, at the assumed offering price of our common stock, which is substantially higher than the as adjusted net tangible book value per share of our common stock after giving effect to this offering, investors purchasing shares of our common stock in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share. Assuming that an aggregate of 45,558,086 shares of our common stock are sold at an assumed offering price of $4.39 per share, the closing price of our common stock on the Nasdaq Capital Market on April 30, 2026 for aggregate net proceeds of approximately $198.2 million, after deducting sales commissions and estimated offering expenses payable by us, new investors in this offering will experience immediate dilution of $3.19 per share, representing the difference between the assumed offering price per share and our as adjusted net tangible book value per share after giving effect to this offering. See the section titled “Dilution” for additional information.
The actual number of shares we will issue under the Sales Agreement at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to R.F. Lafferty, as sales agent, at any time throughout the term of the Sales Agreement. The number of shares that are sold by R.F. Lafferty as our sales agent after we deliver a placement notice will fluctuate based on the market price of the common stock and the trading volume of our common stock during the sales period and limits we set with R.F. Lafferty.

The price of our common stock has been and may continue to be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock.
Our stock price has been and is likely to continue to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. With the adoption of our new SOL treasury strategy, we expect to see additional volatility. As a result of this volatility, you may not be able to sell your investment in our common stock. The market price for our common stock may be influenced by many factors, including:
• our digital asset treasury strategy;
• the SOL developer community and whether people continue to engage in building;
• the recruitment or departure of key personnel at SOL;
•downtime and congestion of the SOL network;
•changes in staking rewards or validator incentives in the SOL ecosystem;
•the success of competitive products to SOL, alternative services or technologies in the blockchain and technology community;
•regulatory or legal developments in the United States and other countries related to digital assets, blockchain and AI;
•variations in our financial results or those of companies that are perceived to be similar to us that also have a SOL treasury strategy;
•general economic, industry and market conditions in the cryptocurrency industry and broader macroeconomic trends related to the digital asset industry; and
•the other factors described in this ‘‘Risk Factors’’ section and in the “Risk Factors” section of our other SEC filings, including our most recent annual report on Form 10-K.
We may use the net proceeds from this offering to purchase additional Solana, the price of which has been, and will likely continue to be, highly volatile.
We may use the net proceeds from this offering to purchase additional Solana. Solana is a highly volatile asset that has traded below approximately $68 per Solana and above approximately $253 per Solana in the 12 months preceding the date of this prospectus supplement. In addition, Solana does not pay interest or other returns and so the ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of Solana following our purchases of Solana with the net proceeds from this offering. Future fluctuations in Solana trading prices may result in our converting Solana purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.
USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate gross sales proceeds of up to $200,000,000 from time to time (before deducting R.F. Lafferty’s commission and expenses). There is no minimum offering amount as a condition to close the offering, and the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares or fully utilize the Sales Agreement as a source of financing.
We intend to use the net proceeds from this offering for working capital purposes, acquiring SOL and strategic initiatives. Working capital uses may include operating expenses, personnel costs, professional fees, and other general and administrative expenses. We will also use a portion of the net proceeds to acquire SOL as part of our treasury management strategy. In addition, we may use a portion of the net proceeds toward strategic initiatives, which may include investments in other digital asset treasury companies, partnerships and other business opportunities that we believe will support long-term growth.
Solana is a highly volatile asset that has traded below approximately $68 per Solana and above approximately $253 per Solana in the 12 months preceding the date of this prospectus supplement. In addition, Solana does not pay interest or other returns and so the ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of Solana following our purchases of Solana with the net proceeds from this offering. Future fluctuations in Solana trading prices may result in our converting Solana purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.

DILUTION

If you purchase shares of common stock in this offering, your ownership interest will be immediately diluted. Dilution represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of March 31, 2026, our historical net tangible book value was approximately ($108.3) million, or ($3.67) per share of our common stock, based upon 29,497,394 shares of our common stock outstanding as of March 31, 2026.
After giving effect to the sale by us of 45,558,086 shares of common stock in this offering at an assumed public offering price of $4.39 per share, which is the last reported sale price of our common stock on the Nasdaq Capital Market on April 30, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been approximately $89.9 million, or $1.20 per share of our common stock. This represents an immediate increase in as adjusted net tangible book value of $4.87 per share to our existing stockholders and an immediate dilution of $3.19 per share to new investors in this offering.
The following table illustrates this per share dilution to new investors in this offering:

Assumed public offering price per share		$4.39
Historical net tangible book value per share as of March 31, 2026	$(3.67)
Increase in net tangible book value per share attributable to existing investors	$4.87
As adjusted net tangible book value per share after giving effect to this offering		$1.20
Dilution per share to new investors in this offering		$3.19

The net tangible book value in the table above excludes our digital assets, which are classified as intangible assets under U.S. generally accepted accounting principles (“U.S. GAAP”), and therefore may not fully reflect the value of our total assets.
The table above is based on 29,497,394 shares of common stock outstanding as of March 31, 2026 and excludes the following:
•4,357,569 shares of common stock issuable upon exercise of stock options outstanding as of March 31, 2026;
•683,766 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2026;
•112,734 shares of common stock available as of March 31, 2026 for future issuance under our 2023 Equity Incentive Plan;
•399,464 shares of common stock available as of March 31, 2026 for future issuance under our Employee Stock Purchase Plan, which was approved by shareholders on December 18, 2025;
•1,177,558 shares of common stock issuable upon the conversion of the convertible notes issued to PIPE investors under the April 2025 Securities Purchase Agreement;
•4,483,614 shares of common stock issuable upon the exercise of the warrants issued to PIPE investors under the April 2025 Securities Purchase Agreement;
•up to 5,300,453 shares of common stock potentially issuable upon the conversion of our 5.5% Convertible Senior Notes due 2030 (subject to customary anti-dilution adjustment provisions);
•up to 860,184 shares of common stock potentially issuable upon the exercise of the prefunded warrants issued to PIPE investors under the Subscription Agreements entered into on August 24, 2025;
•up to approximately 3,896,402 shares of common stock potentially issuable upon the exercise of the warrants which were distributed to the Company’s common stockholders and noteholders on October 27, 2025; and
•up to 34,729,877 shares of common stock issuable under the ELOC Agreement.
To the extent that any of these outstanding warrants are exercised, or we issue additional shares under equity incentive plans, employee stock purchase plans or restricted stock units, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and have no plans to do so in the foreseeable future.
PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with R.F. Lafferty (also referred to as the “Agent”), pursuant to which we may offer and sell up to $200,000,000 of our common stock from time to time through R.F. Lafferty, acting as the principal and/or the sole designated sales agent. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 8-K and will be incorporated by reference into this prospectus. Subject to the terms and conditions of the Sales Agreement, we may deliver a placement notice to R.F. Lafferty stating, among other things, the number of shares of common stock to be issued, the time period during which sales are requested to be made, any limitations on the number of shares that may be sold in any one day and any minimum price below which sales may not be made. R.F Lafferty may accept or decline any placement notice at its discretion.
Upon delivery of a placement notice to R.F. Lafferty and subject to the terms and conditions of the Sales Agreement, R.F. Lafferty may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct R.F. Lafferty not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or R.F. Lafferty may suspend the offering of shares of our common stock upon notice and subject to other conditions. Upon acceptance of a placement notice, R.F. Lafferty will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell the shares of common stock on our behalf in accordance with the terms of such placement notice. R.F. Lafferty is not required to sell any specific number or dollar amount of shares of our common stock and has no obligation to purchase any shares of our common stock as principal.
We will pay the Agent a commission, in cash, at a rate of up to 0.75% of the gross sales price per share issued by us and sold pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agent for certain specified fees and documented expenses, including the reasonable and documented fees and expenses of the Agent including but not limited to the fees and expenses of the counsel to the Agent, payable upon the execution of the Sales Agreement, (a) in an amount not to exceed $75,000 in connection with the execution of the Sales Agreement, (b) in an amount not to exceed $10,000 per calendar quarter thereafter payable in connection with each Representation Date (as defined in the Sales Agreement) with respect to which we are obligated to deliver a certificate pursuant to Section 7(l) of the Sales Agreement for which no waiver is applicable and excluding the date on which the Sales Agreement is initially executed, and (c) in an amount not to exceed $40,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Placement Shares (as defined in the Sales Agreement) and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Agent pursuant to the terms of the Sales Agreement, will be approximately $0.3 million, assuming we sell the entire amount offered pursuant to this prospectus supplement and the accompanying prospectus.
Settlement for sales of shares of our common stock will generally occur on the first trading day following the date on which such sales are made, or such earlier day as is industry practice. The shares of common stock will be delivered through the facilities of The Depository Trust Company or by such other means as we and R.F. Lafferty may agree against payment of the net proceeds to us. The net proceeds to us are not determinable as of the filing of this prospectus supplement. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
To the extent required by Regulation M, R.F. Lafferty will not engage in any market-making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement. R.F. Lafferty and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.
R.F. Lafferty will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the potential future sales of common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts.

We have agreed to indemnify R.F. Lafferty against certain liabilities, including liabilities under the Securities Act or the Exchange Act, or to contribute to payments that they may be required to make in respect of such liabilities.
We will report at least quarterly the number of our shares of common stock sold under the Sales Agreement and the net proceeds to us in connection with such sales of our common stock.
The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earliest of the sale of all shares subject to the Sales Agreement, the termination of the Sales Agreement by us or R.F. Lafferty in accordance with its terms, or the suspension or termination of sales thereunder.
This prospectus may be made available in electronic format on a website maintained by the Agent, and the Agent may distribute this prospectus electronically.
LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Seattle, Washington. Certain legal matters will be passed upon for R.F. Lafferty by Lucosky Brookman LLP.
EXPERTS

Our former independent registered public accounting firm, dbbmckennon (“dbb”), audited our consolidated financial statements for the year ended December 31, 2024. We have included our consolidated financial statements in this prospectus supplement and elsewhere in the registration statement in reliance on the report of dbb, given their authority as experts in accounting and auditing.
Our current independent registered public accounting firm, Wolf & Company, P.C. (“Wolf”), audited our consolidated financial statements for the year ended December 31, 2025. We have included our consolidated financial statements in this prospectus supplement and elsewhere in the registration statement in reliance on the report of Wolf, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is a supplement of the registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at https://defidevcorp.com. Information contained on or accessible through our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. The information incorporated by reference into this prospectus supplement is deemed to be part of this prospectus supplement, and any information filed with the SEC after the date of this prospectus supplement will automatically be deemed to update and supersede information contained in this prospectus supplement and the accompanying prospectus.
The following documents previously filed with the SEC are incorporated by reference in this prospectus supplement:
•Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026;
•the description of securities contained in Exhibit 4.6 of our Annual Report on Form 10-K for the year ended December 31, 2025, and

•Current Reports on Form 8-K filed with the SEC on January 29, 2026, February 19, 2026, April 6, 2026 and April 6, 2026.
All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the end of the offering of the common stock under this prospectus supplement, shall also be deemed to be incorporated by reference herein from the date of filing of such documents and reports, and will update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (561) 559-4111 or by writing to us at the following address:

DeFi Development Corp.
6401 Congress Avenue, Suite 250
Boca Raton, FL 33487
Attn: Fei (John) Han, Chief Financial Officer

PROSPECTUS

$1,000,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

DeFi Development Corp. (the “Company”, “we” or “our”) may offer and sell from time to time shares of common stock; shares of preferred stock, warrants, debt securities, which may be senior debt securities or subordinated debt securities; and units that include any of these securities, or combination thereof. Collectively, the common and preferred stock, warrants, debt securities and units are referred to as the “Securities”. We may sell any combination of these Securities in one or more offerings in amounts, at prices and on terms that we determined at the time of the offering, with an aggregate offering price of up to $1,000,000,000.
This prospectus provides a general description in which the Securities listed above may be offered and sold. Each time we offer and sell Securities pursuant to this prospectus, we will provide a prospectus supplement that describes the specific manner in which Securities will be offered and may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Securities.
We may sell the Securities on a continuous or delayed basis directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters, dealers, purchasers or agents involved in the sale of our Securities and applicable fees, commissions or discount arrangements will be stated in an accompanying prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such Securities.
Our common stock is traded on the Nasdaq Stock Market stock exchange under the symbol “DFDV”. On April 16, 2026, the last reported sale price of our common stock was $4.77 per share.
Investing in our Securities involves a number of significant risks. See “Risk Factors” beginning on page 5 of this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon accuracy or the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 27, 2026.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this shelf registration, we may from time to time, offer and sell any combination of the Securities described in this registration statement in one or more offerings for total gross proceeds of up to $1,000,000,000.
This prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide the specific details of the Securities offered in a separate document called a prospectus supplement and/or free writing prospectus.
If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. Accompanying prospectus supplement may also add, update or change information contained in this prospectus.
Before investing in our securities, you should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Securities discussed herein under the section titled “Risk Factors” and under similar headings in the documents that are incorporated by reference into this prospectus. See “Risk Factors” on page 5 of this prospectus.
You should carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, as well as the exhibits to the registration statement of which this prospectus is a part. The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates. See the section titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” for further detail.
We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or related free writing prospectus, or in any post-effective amendment to the registration statement or in any amendment to this prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any such free writing prospectus is accurate as of any date other than their respective dates.
PROSPECTUS SUMMARY
THE COMPANY
DeFi Development Corp. is a publicly traded company focused on building and managing a digital asset treasury strategy centered on the Solana blockchain ecosystem. We also provide an artificial intelligence (“AI”) platform that connects commercial mortgage and small business borrowers looking for debt to refinance, build, or buy commercial property, including apartment buildings, to commercial property lenders.
Our primary business strategy focuses on the acquisition, long-term holding, and active management of Solana ("SOL") and SOL-related digital assets. Our treasury strategy includes accumulating SOL, locked SOL, liquid staking tokens such as dfdvSOL, and other SOL-denominated or SOL-native positions, and actively supporting the Solana ecosystem. We also operate and manage Solana validators and delegate our digital asset holdings with external validators, enabling us to participate directly in the Solana proof-of-stake consensus mechanism and generate staking rewards.
We consider these our two operating segments:
•Digital Asset Treasury: focuses on executing and managing our treasury strategy. Also includes our owned and managed SOL validators. This segment continuously evaluates capital market conditions, the broader cryptoeconomy, and macroeconomic factors in determining the timing and structure of financing transactions used to support the digital asset treasury strategy. The primary objective is to expand exposure to the Solana ecosystem over the long term.

•Real Estate Platform: operates our commercial real estate technology platform, which provides data, software subscriptions, and value-added services connecting commercial property borrowers and lenders, including banks, credit unions, real estate investment trusts (“REITs”), debt funds, and other institutional capital providers.
For a complete description of our business, segments, financial condition, results of operations and other important information regarding us, please refer to our filings with the SEC that are incorporated by reference into this prospectus. For information on how to access these filings, see the section titled “Where You Can Find More Information” in this prospectus.
RECENT DEVELOPMENTS
Wind Down
On March 31, 2026, our Board of Directors approved the wind down of the legacy Janover Capital Markets and Janover Insurance businesses, substantially all of the operations of our Real Estate Platform segment. The wind down reflects our strategic decision to reallocate capital and management resources toward our digital asset treasury strategy and related initiatives, focusing on SOL and the Solana ecosystem. We expect that substantially all operations of the Real Estate Platform segment will cease by the end of the second quarter 2026.
CORPORATE INFORMATION
We were originally formed as Janover Ventures LLC, a Florida limited liability company, on November 28, 2018, and converted to Janover Inc., a Delaware corporation, on March 9, 2021. We are headquartered at 6401 Congress Avenue, Suite 250, Boca Raton, Florida 33487. The Company’s website is https://defidevcorp.com and our telephone number is (561) 559-4111. Effective April 17, 2025, the Company changed its name from “Janover Inc.” to “DeFi Development Corp.” and the ticker symbol for the Company’s Common Stock changed to “DFDV” on the Nasdaq Capital Market.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
We are an “emerging growth company” as defined in the U.S. federal securities laws. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.
These exemptions include:
•being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
•not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•reduced disclosure obligations regarding executive compensation; and
•not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

IMPLICATIONS OF BEING A SMALLER REPORTING COMPANY
We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our Securities involves a high degree of risk. Before deciding whether to invest in our Securities, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. For more information regarding the incorporation of information herein by reference, see the section titled “Incorporation of Certain Information by Reference” for further details. Historical financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our Securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements”.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any of these factors could cause our actual results to differ materially from those expressed or implied by our forward-looking statements, which could adversely affect our businesses, results of operations or financial condition. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. The following are some, but not all, of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:
•our strategic decision to concentrate on acquiring, holding and managing SOL holdings, which is tied to the price of SOL; and any decrease in the fair value of our digital assets below our carrying value could require us to incur material losses;
•fluctuations in the price of digital assets may significantly influence the market price of our common stock, particularly if investors view the value of our common stock as dependent upon or linked to the value of our digital asset holdings;
•weak crypto economic conditions may have a negative impact on our business;
•increase in new entrants into the digital asset treasury landscape;
•strategic initiatives involve inherent risks, and we may not realize the anticipated financial or strategic objectives we expect;
•adverse outcomes in litigation or government investigations, including those related to the evolving regulatory framework for digital assets, could result in significant costs, penalties, or restrictions and may require us to adopt burdensome operating requirements;
•we could be negatively impacted by a security breach, through cyber-attacks, including insider threats or otherwise, or other significant disruption of our custodians’ information technology networks and related systems;
•our digital asset holdings are less liquid than cash and cash equivalents and may not serve as a source of liquidity to the same extent, particularly during times of market instability;
•we are subject to credit risk of custodians, who do not offer the same protections as FDIC-insured banks or SIPC-covered broker-dealers, and custodian insolvency or withdrawal freezes could adversely impact our ability to access our digital assets;
•regulatory developments related to digital assets and digital asset markets in the United States or foreign countries could adversely affect our business, financial condition, and results of operations;
•our SOL treasury strategy could create complications with external service providers, such as insurance companies, banking entities, and auditors, which could have a materially adverse impact on our business;

•regulatory change reclassifying SOL as a security could lead to our falling within the definition of "investment company" under the Investment Company Act of 1940, subjecting us to significant additional regulatory requirements;
•we are not subject to legal and regulatory obligations that apply to investment companies or investment advisers, meaning our Treasury Reserve Policy and SOL strategy are not subject to the extensive legal and regulatory requirements that apply to such entities;
•SOL faces unique technical, governance, and concentration risks, including historical network outages and validator coordination failures, that could materially affect its long-term viability;
•Solana validators are relatively small in number, which may lead to coordinated censorship and centralization risks;
•our Solana validator reward yield is expected to decline over time based on Solana's declining inflation model;
•our SOL treasury strategy is dependent on the Solana Foundation and core development team, and the departure of key individuals could significantly affect the health of the Solana Network;
•SOL is subject to technological obsolescence, including competition from emerging blockchain and artificial intelligence protocols;
•we may engage in leveraged digital asset financing strategies that increase our exposure to smart-contract, operational, and counterparty risks, and we may be subject to margin calls or forced liquidation in volatile market conditions; and
•changes in regulation or policy could adversely affect the tax treatment of rewards from staking SOL, subjecting us to additional tax liabilities.
These forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. We believe that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct, and such forward-looking statements included in, or incorporated by reference into this prospectus should not be unduly relied upon. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
Accordingly, you should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are only as of the date of this prospectus and the forward-looking statements incorporated by reference in this prospectus are only as of their date and, unless otherwise required by applicable securities laws, we do not undertake any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
This prospectus includes certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.
USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, the net proceeds from the sale of Securities will be used by us for working capital purposes, acquiring SOL and strategic initiatives.
Working capital uses may include operating expenses, personnel costs, professional fees, and other general and administrative expenses. We intend to use a portion of the net proceeds to acquire SOL as part of our treasury management strategy. In addition, we may use a portion of the net proceeds toward strategic initiatives, which may include investments in other digital asset treasury companies, partnerships and other business opportunities that we believe will support long-term growth.

The amounts and timing of the use of net proceeds will depend on market conditions, the availability of investment opportunities, and the timing of strategic initiatives. As a result, management will retain discretion over the allocation of the net proceeds of any offering.
DESCRIPTION OF CAPITAL STOCK

The following description summarizes some of the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”), which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Certificate of Incorporation and Bylaws for additional information.
We have two classes of stock, common stock and preferred stock. We are authorized to issue 2,000,000,000 total shares of stock, of which 1,000,000,000 shares are designated as common stock and 1,000,000,000 shares are designated as preferred stock. Preferred stock consists of 100,000 shares of Series A. Our preferred stock and common stock have a par value of 0.00001 per share.
As of the March 31, 2026 there were (i) 29,497,394 shares of common stock outstanding and held by approximately 2,495 holders of record; and (ii) 10,000 shares of Series A preferred stock outstanding, all of which are held by Mr. Joseph Onorati, our Chief Executive Officer and Chairman, Mr. Parker White, our Chief Operating Officer and Chief Investment Officer, and Mr. Fei (John) Han, our Chief Financial Officer.
COMMON STOCK
Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably such dividends if any, as may be declared from time to time by our Board out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be, upon receipt of the payment therefor as described in this prospectus, fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding up of our affairs, holders of shares of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.
PREFERRED STOCK
We are authorized to issue up to 1,000,000,000 shares of “blank check” preferred stock, $0.00001 par value. Our Board has the authority, without further stockholder authorization, to issue from time-to-time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, and could adversely affect the rights and powers, including voting rights, of our common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.
The preferred stock may be issued in traditional forms or in forms that provide for economic rights linked, in whole or in part, to the performance of a specified asset, portfolio of assets, or other metric.
Series A Preferred Stock
Pursuant to the Series A Certificate of Designation filed with the Secretary of State of Delaware on January 3, 2022, we are authorized to issue up to 100,000 shares of Series A Preferred Stock with a stated value of $0.00001 per share. Each share of Series A Preferred Stock is entitled to 10,000 votes. The holders of shares of Preferred Stock are entitled to vote on all matters on which our common stock shall be entitled to vote unless prohibited by law or as set forth in the Certificate of Designation. The holders of the Series A Preferred Stock are not entitled to dividends. Upon the event of liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of our Series A Preferred Stock would be entitled to receive the initial stated value of our preferred stock. If any shares of Series A Preferred Stock shall be converted, redeemed or reacquired by the Company, such shares shall resume the status of authorized but unissued shares of preferred stock.
DELAWARE ANTI-TAKEOVER STATUTES
We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.
CHOICE OF FORUM
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder, including a beneficial owner, to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any officer, director, or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Although our Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees, or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
AUTHORIZED BUT UNISSUED SHARES
The authorized but unissued shares of our common stock or preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could make it more difficult or discourage an attempt to obtain control of us through a proxy contest, tender offer, merger or otherwise.
ELECTION OF DIRECTORS BY PLURALITY OF SHARES, VACANCIES
Our By-laws provide for the election of directors by a plurality of votes cast by the shares present in person or by proxy at a meeting of the stockholders and entitled to vote thereon, subject to a quorum being present at such meeting. There is no cumulative voting; therefore, directors may be elected with a vote of holders of less than a majority of the outstanding common stock.
Our By-laws also provide that vacancies occurring on our Board may be filled by the affirmative votes of a majority of the remaining members of our Board or by the sole remaining director, and not by our stockholders. Such provisions in our corporate organizational documents and under Delaware law may prevent or frustrate attempts by our stockholders to change our management or hinder efforts to acquire a controlling interest in us. The inability to make changes to our

Board could prevent or discourage an attempt to take control of the Company through a proxy contest, tender offer, merger or otherwise.
SPECIAL MEETING OF STOCKHOLDERS, ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS, STOCKHOLDER ACTION
Our By-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our Board. Stockholders at a special meeting may only consider matters set forth in the notice of the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.
AMENDMENTS
Our By-laws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in any election of Directors.
TRANSFER AGENT AND REGISTRAR
Colonial Stock Transfer Company, Inc. is the transfer agent and registrar for our common stock. The address for Colonial Stock Transfer Company, Inc. is 7840 S 700 E, Sandy, Utah 84070, and the telephone number is (801) 355-5740.
DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The applicable prospectus supplement will also describe the following terms of any warrants:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreements and warrants may be modified;
•United States federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants;
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;

•whether the warrants will be issued in definitive or global form, or in any combination of these forms, and, if issued as part of a unit, the correspondence of the warrant form to the form of the unit and any security included in that unit;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time; and
•information with respect to book-entry procedures, if any.
DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that we may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities,” the term “debt securities” means the senior and subordinated debt securities that we issue and the applicable trustee authenticates and delivers under the applicable indenture.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the “senior trustee.” We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the “subordinated trustee.” The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an “indenture” and together as the “indentures” and the senior trustee and the subordinated trustee are referred to individually as a “trustee” and together as the “trustees.” This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
GENERAL
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. The debt securities will not be guaranteed by an of our subsidiaries.
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•the title of the debt securities;
•whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;
•the initial aggregate principal amount of the debt securities;
•the price or prices at which we will sell the debt securities;
•the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;
•the right, if any, to extend the interest payment periods and the duration of that extension;
•the manner of paying principal and interest and the place or places where principal and interest will be payable;
•the denominations of the debt securities if other than $2,000 or multiples of $1,000;
•provisions for a sinking fund, purchase fund or other analogous fund, if any;
•any redemption dates, prices, obligations and restrictions on the debt securities;
•the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;
•any conversion or exchange features of the debt securities;
•whether the debt securities will be subject to the defeasance provisions in the indenture;
•whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;
•any special tax implications of the debt securities;
•any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and
•any other material terms of the debt securities.
When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.
CERTAIN TERMS OF THE SENIOR DEBT SECURITIES
Covenants
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger or Sale of Assets
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;
•the successor entity assumes our obligations on the senior debt securities and under the senior indenture;
•immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.
The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Event of Default
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
•failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);
•failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);
•default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;
•certain events of bankruptcy or insolvency, whether or not voluntary; and
•any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•the holder gives the trustee written notice of a continuing event of default;
•the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;
•the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;
•the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.
These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.
Satisfaction and Discharge
We can satisfy and discharge our obligations to holders of any series of debt securities if:
•we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or
•all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;
and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance
Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance
We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
•we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates;
•there is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and
•we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.
If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.
Covenant Defeasance
Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
•deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates; and
•deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver
We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:
•to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;
•to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;
•to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
•to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;
•to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;
•to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;
•to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;
•to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;
•to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or
•to make any change that does not adversely affect the rights of any holder in any material respect.
Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•extends the final maturity of any senior debt securities of such series;
•reduces the principal amount of any senior debt securities of such series;
•reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;
•reduces the amount payable upon the redemption of any senior debt securities of such series;
•changes the currency of payment of principal of or interest on any senior debt securities of such series;
•reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;
•waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;
•modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;
•adversely affects the right to convert or exchange senior debt securities into class A common stock, other securities or property in accordance with the terms of the senior debt securities; or
•reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.
It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
Notice of Redemption
Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.
If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Conversion Rights
We will describe the terms upon which senior debt securities may be convertible into our class A common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our class A common stock or other securities issuable upon conversion.
No Personal Liability of Incorporators, Stockholders, Officers, or Directors
The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee
The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds
All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law
The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
SUBORDINATION OF SUBORDINATED DEBT SECURITIES
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination
The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•all of the indebtedness of that person for money borrowed;
•all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;
•all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;
•all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and
•all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.
DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement.
The applicable prospectus supplement will also describe the following terms of any units, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•any additional terms of the governing unit agreement, if applicable;
•any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, class A common stock, preferred stock, depositary shares or debt securities constituting the units.; and
•any applicable material U.S. federal income tax consequences.
The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.
PLAN OF DISTRIBUTION

GENERAL
We may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•directly to one or more purchasers;
•through agents;
•to or through underwriters, brokers or dealers;
•through a combination of any of these methods; or
•any other method permitted pursuant to applicable law.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•on The Nasdaq Capital Market, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;
•one or more underwritten offerings;
•block trades in which a broker-dealer will attempt to sell the securities as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•ordinary brokerage transactions (at customary brokerage commissions, unless set forth otherwise in a prospectus supplement) and transactions in which a broker-dealer solicits purchasers;
•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•privately negotiated transactions, which may include a block trade;
•settlement of short sales;
•transactions through broker-dealers to sell a specified number of such securities at a stipulated price per security;
•“at the market” or through market makers or into an existing market for the securities;
•a distribution in accordance with the rules of the applicable securities exchange;
•a combination of any such methods of distribution; or
•any other method permitted pursuant to applicable law.
We may also enter into derivative or hedging transactions. For example, we may:
•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;
•sell securities short and redeliver such shares to close out our short positions;
•enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or
•loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
With respect to each offering of securities for which a prospectus supplement is required, such prospectus supplement will state the terms of the offering of the securities, including:
•the name or names of any underwriters, agents or dealers and the amounts of securities underwritten or purchased by each of them, if any;
•the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•any delayed delivery arrangements;
•any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•any discounts, commissions, concessions or other compensation allowed or reallowed or paid to dealers; and
•any securities exchange or markets on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to the prevailing market prices; or

•at negotiated prices.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
UNDERWRITING COMPENSATION
Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. Any underwriters, dealers and agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts or commissions that such underwriters, dealers and agents and remarketing firms receive and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement.
UNDERWRITERS, AGENTS AND DEALERS
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will seth forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
DIRECT SALES
We may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.
AT-THE-MARKET OFFERINGS
We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.
INSTITUTIONAL PURCHASERS
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
INDEMNIFICATION; OTHER RELATIONSHIPS
We may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.
MARKET MAKING, STABILIZATION AND OTHER TRANSACTIONS
The securities may be new issues of securities and may have no established trading market. Any shares of class A common stock will be listed on The Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Seattle, Washington. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Up to $200,000,000
SHARES OF COMMON STOCK, PAR VALUE $0.00001 PER SHARE

PROSPECTUS SUPPLEMENT

R.F. LAFFERTY & Co., Inc.

May 1, 2026